EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (No. 333-     ) of America Service Group of our report
dated March 11, 1996, except as to Note 15, which is as of March 28, 1996, which appears on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the financial statement schedules, which appears on page F-11 of such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP
Linthicum, Maryland
May 9, 1997